UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
QR Energy, LP
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of incorporation or organization)	90-0613069 (IRS Employer Identification No.)
5 Houston Center
1401 McKinney Street, Suite 2400
Houston, Texas 77010
(Address of principal executive offices and zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Units Representing Limited Partner Interests	The New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-169664
Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.
     A description of the common units representing limited partner interests in QR Energy, LP (the “Registrant”) is set forth under the captions “Prospectus Summary—The Offering,” “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions and the Management Incentive Fee,” “Description of the Common Units,” “The Partnership Agreement,” “Units Eligible for Future Sale” and “Material Tax Consequences” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-169664), initially filed with the Securities and Exchange Commission on September 30, 2010 under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

Item 2.	Exhibits.
     Unless otherwise noted, the following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.			Description
1		—
Registrant’s Registration Statement on Form S-1 (Registration No. 333-169664), initially filed with the Securities and Exchange Commission on September 30, 2010, as amended (incorporated herein by reference).

2		—
Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-169664), initially filed with the Securities and Exchange Commission on September 30, 2010).

3		—
First Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Appendix A to the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-169664), initially filed with the Securities and Exchange Commission on September 30, 2010).

4	*	—	Specimen Unit Certificate for the Common Units.

*	Filed herewith.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

QR Energy, LP
By:	QRE GP, LLC, its general partner

By:	/s/ Alan L. Smith
	Name:	Alan L. Smith
	Title:	Chief Executive Officer

Dated: December 14, 2010

INDEX TO EXHIBITS

Exhibit No.			Description
1		—
Registrant’s Registration Statement on Form S-1 (Registration No. 333-169664), initially filed with the Securities and Exchange Commission on September 30, 2010, as amended (incorporated herein by reference).

2		—
Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-169664), initially filed with the Securities and Exchange Commission on September 30, 2010).

3		—
First Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Appendix A to the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-169664), initially filed with the Securities and Exchange Commission on September 30, 2010).

4	*	—	Specimen Unit Certificate for the Common Units.

*	Filed herewith.